Dictaphone Corporation
						    3191 Broadbridge Avenue
						   Stratford, CT 06497-2559
							      203.381.7064



[Date]


Name
Address
City, State

Dear __________:

Reference is made to (a) the Management Stock Subscription Agreement, dated as of August 7, 1995 (the "Subscription Agreement"), by and among Dictaphone corporation (the "Company") and the Management Investors (as defined therein), including you, and (b) the Stockholders Agreement, dated as of August 11, 1995 (the "Stockholders Agreement"), by and among the Company, the Stonington Investor and the Institutional Investors (as such terms are defined in the Stockholders Agreement).

As you are aware, pursuant to the Subscription Agreement in August of 1995 you purchased the number of shares of common stock, par value $.01 per share, of the Company set forth on the signature page hereof (the "Shares"). The Shares are subject to the terms of the Stockholders Agreement.

In consideration of your services to the Company, the Company and the Stonington Investor have agreed to amend certain provisions of the Stockholders Agreement with respect to the Shares. The principal purpose of such amendments is to remove certain provisions that permitted the Company to repurchase the Shares at less than fair market value following a voluntary resignation by you. The removal of these provisions will cause a taxable event with respect to the Shares, but the Company believes that you will not recognize income because the current fair market value of the Shares does not exceed the purchase price you paid for them.

Accordingly, effective as of April 27, 1996, and subject to the execution of this letter by you and the execution of substantially identical letters by other Management Investors who, with you, hold a majority of the shares held by all Management Investors, the Stockholders Agreement shall be amended as follows:



				      -27-

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					    Combining Voice & Data to Serve You
Name
Date
Page 2



1.Definitions. Article I of the Stockholders Agreement is hereby amended by
  -----------
deleting the definition of "Protected Share" from such Article.

2.Call Rights. Section 3.2 (a) of the Stockholders Agreement is hereby amended
  -----------
by (a) deleting from clause (ii) of the definition of "Share Call Price", the words "(y) as to Call Shares that are "Protected Shares" on the date of the occurrence of the "Call Event" and the words "and (z) as to Call Shares that are not Protected Shares on the date of the occurrence of the Call Event, the lesser of the original purchase price and the Fair Value Price," and (b) deleting the last sentence of such Section 3.2(a).

Please indicate your agreement to the amendment set forth above by executing this letter in the space provided below and returning one fully-executed original to Kim Carpenter.

				   DICTAPHONE CORPORATION



				   By:
				      -----------------------------
					Name:
					Title:



				   STONINGTON PARTNERS INC. II

				   By:  Stonington Partners, L.P., its
					general partner

				   By:  Stonington Partners, Inc. II, its
					general partner



				   By:
				      ------------------------------
					Name:
					Title:



							-28-

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Name
Date
Page 3



Acknowledged and Agreed:



By:
     Name:


Number of Shares:



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